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                      BROKERAGE SERVICE/LEASE AGREEMENT
                      ---------------------------------

This Brokerage Service/Lease Agreement is made and entered into this 1st day of June, 1998, by and between BankTEXAS N.A. a financial institution (FI) and First Brokerage America L.L.C (FBAL) a Registered broker/dealer member of the NASD and SIPC. Reference to The Providers may include reference to an insurance agency that operates separately yet simultaneously with FBAL.

                                 WITNESSETH:

WHEREAS, FBAL has developed a program to provide customers of affiliate banks access to nondeposit investment products, the terms and conditions are set forth herein: and

WHEREAS, FBAL is a registered broker/dealer in the business of providing investment products and services at various banking locations of banks of First Bank's Inc.; and

WHEREAS, the parties desire to establish a nondeposit investment product and services program that complies with all applicable laws and regulations, all in accordance with the terms of this agreement.

NOW THEREFORE, in consideration of the mutual convenants and agreements made herein, and other good and valuable consideration, FBAL and FI hereby agree as follows:

      SECTION 1. LEASE AND SERVICE PROGRAM DESCRIPTION AND PRODUCTS
      -------------------------------------------------------------

(a) The FI will lease space (the exact nature, size, and location to be agreed upon by parties) to FBAL at the offices listed on schedule A attached hereto and made part of this agreement. The lease and service shall include use of office space, desks and other office equipment and furniture, copiers and fax machines, compliance training and support, computer maintenance, software and hardware support, tracking services, customer lists as provided by applicable law, sales training, E & O insurance and all other services necessary to offer nondeposit investment products and insurance at the financial institution locations. The products offered will be through the respective entity (broker/dealer or insurance agency) as required by law. FBAL will have the right to sublease space to other providers subject to the approval of FI.

(b) Customers of FI will be offered certain nondeposit investment products through Providers at the branch office. FBAL will make available and execute securities transactions on an agency or riskless principal basis upon the order and for the account of customers as defined in and required by the NASD Rules of Fair Practice, through Registered Representatives (as defined in Section 2(e)) for the following



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     products: equity securities, debt securities, open-end/closed end mutual funds, variable insurance products and variable annuities. Insurance Agency will provide insurance products such as fixed annuities, term insurance, long term care and other products defined as insurance products by the Insurance code of the specific state where offered. As required, Insurance Agency will oversee insurance requirement and supervision of variable insurance products that are defined as securities. These include variable life and variable annuities.

(c) All products offered through the program are subject to the prior approval of FI and The Providers.

(d) Any change in the agreement deemed necessary by changes in rules, regulations and statutes shall be implemented promptly.

(e) From time to time Providers will have the right to bill the other for special services as agreed to and for actual costs of travel and training as it relates to personnel costs.

                     SECTION 2: BRANCH OFFICE DESIGNATION
                     ------------------------------------


a)   The program will operate at all mutually agreeable offices of FI.
     Branches offices for purposes of securities regulations will be established if the branch holds itself out as a place where securities business is transacted and it meets the most conservative definition of a branch office as defined by NASD Regulation. Branch office operations must be operated in areas clearly identified and segregated from the areas where depository functions are located when possible.

b) FI and Providers will mutual agree to a marketing plan and budget. It will be mutually determined who will bear the cost of such marketing plans.

c) Securities related activities shall be conducted only through properly registered and/or licensed representatives. These individuals may also be dual employees of financial institution and FBAL and may be independent contractors of the insurance agency. Designated principals of FBAL or management and compliance staff of Providers will exclusively supervise the sales activities under NASD rules and will train, supervise, control and assume responsibility for all the activities contemplated herein. Registered Representatives shall provide all securities services as directed by the FBAL Supervisory Procedures Manual. No one who has been barred from membership in any self Regulatory Organization shall be allowed to associate with the program.

d) FBAL and FI agree that all payments due under this agreement will be paid directly to the FI, who will then distribute their proportional share to sales force provided that all business was transacted properly and the individual was properly licensed to conduct the line of business. FI will be responsible for payment of all non-securities and insurance related wages as well, including any withholding or other taxes required by law.



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e)   FI and Providers agree and acknowledge that no unregistered or non-
     licensed employees will engage in any securities or insurance activities, nor will they receive any compensation based on transactions or sales. Unregistered employees shall be prohibited from recommending any security or insurance product, and handling any question that might require any familiarity with the securities or insurance industry. The same employees may not handle or maintain customer securities or funds other than providing clerical or ministerial assistance. FI and Providers will monitor the activities of its employees to ensure their compliance with the limitations as set forth in this agreement. FI understands that joint employees must exercise extreme caution when acting in a dual capacity as bank employee and nondeposit product provider.

f) All marketing relating to the offering of nondeposit investment products shall comply with all applicable rules and regulations. FI agrees and understands that it may not advertise or communicate with the public in any media or through any medium without prior written approval of the Providers.


                         SECTION 3: CUSTOMER ACCOUNTS
                         ----------------------------


a) Each account opened by a Registered Representative will be approved in writing by a designated principal of FBAL. The branch will promptly forward all appropriate information regarding each new account to Provider's Service Center, presently at 11901 Olive Blvd.,
     Creve Coeur, MO. 63141.

b) At the time the customer account is opened, the Registered Representative shall disclose orally and in writing to each customer that the nondeposit investment products are: (a) NOT FDIC insured; (b) are neither obligations of FI or Providers nor deposits of FI or Providers; (c) are not guaranteed by agency or FI or their parent companies; (d) involves investment risk including the possible loss of principal. Written acknowledgement will be obtained of such.

c) All general securities transactions shall be effected on a fully disclosed basis through clearing brokers designated by FBAL. No customer funds or securities shall be held by the branch office or Registered Representative.

d) FI agrees to provide FBAL reasonable access to the names and addresses of its customers, and those of its parent or affiliates to the extent permissible under applicable law or regulation. Any information obtained will be used only in conjunction with the marketing of FBAL services and shall remain confidential and shall not be disclosed to third parties without prior written permission of the other party or as may be required by the Regulations. Any books and records relating to the sale of securities and insurance securities shall remain the property of FBAL which shall ensure that those books and records comply with all the statutory and regulatory requirements of the SEC and SROs.



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                 SECTION 4. MUTUAL CONVENANT OF FBALLC AND FI
                 --------------------------------------------

FBAL and FI convenant to each other that it is the joint responsibility of FBAL and FI to assure that the Registered Representatives shall make the Required Disclosures (i) orally to each customer during any sales presentation (including telemarketing contacts), (ii) orally whenever investment advice regarding any non-deposit investment product is provided,
(iii) orally and in writing prior to or at the time an investment account is opened; and (iv) at other such times as may be required by the Regulations.

                            SECTION 5. COMPLIANCE
                            ---------------------

(a) FBAL and FI agree that they will actively promote, and all FBAL employees and Registered Representatives shall abide by all applicable Regulations, and the FBAL Supervisory Procedures and policies, as each may change from time to time.

(b) All branch office operations shall be conducted under the joint supervision of FBAL and FI in accordance with all applicable
     Regulations.

(c) FBAL shall be responsible for compliance with SEC, NASD, state securities rules and regulations, and other rules or regulations of other governmental or self-regulating body as may be applicable to securities brokerages, operations, or transactions.

             SECTION 6. CONFIDENTIALITY AND ACCESS TO RECORDS
             ------------------------------------------------

(a) FBAL agrees that all customer account information obtained by FBAL from FI is confidential and proprietary in nature and that said information shall not be divulged by FBAL to any third party except for the normal transaction of business.

(b) All information, materials, and any other documents or data associated with the Program are confidential and proprietary in nature and shall not be used by or disclosed to any person or entity by any of the parties hereto or their employees except as necessary in operation of the program or as required by applicable Regulations.

(c) Each party to this agreement shall permit officers or authorized designees of the other parties, any governmental agency, exchange, or association having regulatory jurisdiction over the affairs of that party, or independent accountants retained for the purpose of conducting an audit of the financial affairs of the requesting party, full and complete access to inspect records and books, and monitor activities at any Branch Office or other location of information during normal business hours.



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              SECTION 7 - ENTIRE AGREEMENT AND ATTACHMENTS
              --------------------------------------------

This document including all its attachments, constitute the entire agreement between said parties with respect to the offering of such products and services contemplated herein. Any changes to this agreement shall be in writing and agreed to by each party. The terms of this agreement are continuous unless one party gives notice of its intention to terminate the contract giving sixty days advance notice.

We agree to the terms and conditions discussed herein this 1st day of June, 1998.

For Financial Institution:

Joseph Milcoun


/s/ Joseph Milcoun, Jr.     6-1-98
----------------------------------
Vice President                Date





For First Brokerage America L.L.C.:


/s/ C. Bryan Stilwell       6-1-98
----------------------------------
Principal                     Date



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                                 EXHIBIT "A"
                                 FEE SCHEDULE

All service fees and rental connected with this Agreement are due and payable on or about the 15th of each month following an initial 30 day set up period. Such service fees are conditioned upon the volume of invested dollars collected in the offices of the institution and, therefore, will vary from month to month. Payments are based upon a percentage of commissions generated and are outlined in Table "1" below.

                                  TABLE "1"
         PERCENT OF GROSS COMMISSIONS PAYABLE FOR LEASE AND SERVICES

FI will receive a percentage of gross revenues generated on products sold through this agreement. Any chargeback or errors will reduce this amount accordingly.

                                   ADDENDUM

Travel costs and other fees generated solely for the benefit of FI will be reimbursed by FI to FBAL. This shall include airfare, hotels and meals, but shall not include printing of materials and other costs that are the obligation of FBAL to provide so that business can be conducted.